Exhibit 16.1

Deloitte & Touche LLP

115 Federal Street

Boston, MA 02110

USA

Tel: +1 617 437 2000 Fax: +1 617 437 2111

www.deloitte.com

July 23, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Zapata Computing Holdings, Inc. Form 8-K dated July 23, 2025, and we agree with the statements made in the second, third and fourth paragraphs under Item 4.01. We have no basis to agree or disagree with the statements made in the first paragraph under Item 4.01.

Yours truly,

/s/ Deloitte & Touche LLP